Exhibit 10.3

GUARANTY
This GUARANTY (this “Guaranty”), is made and entered into as of the 29th day of November, 2017 by VICI Properties I LLC, a Delaware limited liability company (“Guarantor”).
RECITALS
A.    Harrah’s Las Vegas LLC, a Nevada limited liability company (“Harrah’s Seller”), and Claudine Property Owner LLC, a Delaware limited liability company (“Harrah’s Purchaser”), have entered into that certain Purchase and Sale Agreement dated of even date herewith (as may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which Harrah’s Purchaser agreed to acquire from Harrah’s Seller all of Harrah’s Seller’s membership interests in a to be formed Delaware limited liability company whose sole managing member is Harrah’s Seller (“HLV Owner”), which HLV Owner shall be, at the time of closing, the owner of that certain real property and the buildings and other improvements constructed thereon commonly known as Harrah’s Las Vegas Hotel & Casino, having an address of 3475 South Las Vegas Boulevard, Las Vegas, Nevada, and which property is more particularly described in Exhibit A of the Purchase Agreement (such transaction, the “Acquisition Transaction”).
B.    Vegas Development LLC, a Delaware limited liability company (“Land Seller”; and, together with the Harrah’s Purchaser, collectively, the “VICI Parties”, and each, a “VICI Party”), and Eastside Convention Center LLC, a Delaware limited liability company (“Land Purchaser”; and, together with the Harrah’s Seller, collectively, the “Caesars Parties” and each, a “Caesars Party”), have entered into that certain Purchase and Sale Agreement dated of even date herewith (as may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Sale Agreement”; and, together with the Purchase Agreement, collectively, the “Purchase and Sale Agreements”), pursuant to which Land Purchaser agreed to acquire from Land Seller all of the Land Seller’s membership interests in a to be formed Delaware limited liability company whose sole member is Land Seller (“Land Owner”), which Land Owner shall be, at the time of closing, the owner of those certain parcels of land located in Clark County, Nevada, and which parcels of land are more particularly described in Exhibit A of the Sale Agreement (such transaction, the “Sale Transaction”; and, together with the Acquisition Transaction, collectively, the “Transactions”).
C.    Guarantor is an affiliate of VICI Parties, will derive substantial benefits from the Transactions and acknowledges and agrees that this Guaranty is given in connection with the Purchase and Sale Agreements and that Caesars Parties would not have been willing to enter into the Transactions (as applicable) unless Guarantor was willing to execute and deliver this Guaranty.

AGREEMENTS
NOW, THEREFORE, in consideration of Caesars Parties entering into the Purchase and Sale Agreements with VICI Parties (as applicable), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:
(1)Guaranty. In consideration of the benefit derived or to be derived by it therefrom, Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the prompt faithful and complete payment in full cash of the Obligations. As used herein, the term “Obligations” shall mean (i) the Seller Liquidated Damages Amount (as such term is defined in Section 9.1 of the Purchase Agreement), if and when Harrah’s Purchaser is required to pay same under Section 9.1 of the Purchase Agreement, (ii) any amounts payable by Harrah’s Purchaser to Harrah’s Seller as a result of the breach of the Bright Line Commitment Provision (as such term is defined in the Purchase Agreement), pursuant to the last sentence of Section 9.1 of the Purchase Agreement (such obligations, the “Bright Line Commitment Provision Obligations”), and (iii) any and all amounts payable by Land Seller under the Sale Agreement as a result of the breach of Seller’s Warranties (as such term is defined in the Sale Agreement), subject, for the avoidance of doubt, to the provisions of Section 7.3 of the Sale Agreement (the “PSA Rep Obligations”), in each case including (a) amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (as defined below) or similar laws. In the event of the failure of VICI Parties, as applicable, to pay any of the Obligations when due or within any applicable cure period under the Purchase and Sale Agreements, Guarantor shall forthwith pay all amounts and pay all costs of collection or enforcement and other damages that may result from the non-performance thereof by VICI Parties, in each case to the full extent provided under the Purchase and Sale Agreements. As to the Obligations, Guarantor’s liability under this Guaranty is without limit except as provided in Section 12 hereof. Guarantor agrees that its guarantee provided herein constitutes a guarantee of payment when due and not of collection.

(2)Survival of Obligations. The obligations of Guarantor under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected and shall survive and continue in full force and effect notwithstanding:
a.any amendment, modification, or extension of the Purchase and Sale Agreements pursuant to its terms;
b.any compromise, release, consent, extension, indulgence or other action or inaction in respect of any terms of the Purchase and Sale Agreements or any other guarantor;
c.any substitution or release, in whole or in part, of any security for this Guaranty which Caesars Parties may hold at any time;
d.any exercise or non-exercise by Caesars Parties of any right, power or remedy under or in respect of the Purchase and Sale Agreements or any security held by Caesars Parties with respect thereto, or any waiver of any such right, power or remedy;
e.any change in the existence, structure or ownership of, or any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting, VICI Parties, Caesars Parties or Guarantor or their respective successors or assigns or any of their respective affiliates or any of their respective assets, or any actual or attempted rejection, assumption, assignment, separation, severance, or recharacterization of the Purchase and Sale Agreements or any portion thereof, or any discharge of liability thereunder, in connection with any such proceeding or otherwise;
f.any limitation of VICI Parties’ liability under the Purchase and Sale Agreements (as applicable) or any limitation of VICI Parties’ liability thereunder (as applicable) which may now or hereafter be imposed by any statute, regulation or rule of law, or any illegality, irregularity, invalidity or unenforceability, in whole or in part, of the Purchase and Sale Agreements or any term thereof; provided, that this clause (f) does not limit the express limitations of the VICI Parties’ liability that are set forth in Sections 7.3 and 9.1 of the Purchase Agreement and Sections 7.3 and 9.2 of the Sale Agreement;
g.any act or omission by Caesars Parties with respect to any security instrument or any failure to file, record or otherwise perfect the same;
h.any extensions of time for performance under the Purchase and Sale Agreements;
i.the release of VICI Parties (as applicable) from performance or observation of any of the agreements, covenants, terms or conditions contained in the Purchase and Sale Agreements by operation of law or otherwise;
j.the fact that VICI Parties (as applicable) may or may not be personally liable, in whole or in part, under the terms of the Purchase and Sale Agreements to pay any money judgment;
k.the failure to give Guarantor any notice of acceptance, default or otherwise;
l.any other guaranty now or hereafter executed by Guarantor or anyone else in connection with the Purchase and Sale Agreements;
m.any rights, powers or privileges Caesars Parties may now or hereafter have against any other person;
n. except as provided in Section 13 below, any assignment of the Purchase and Sale Agreements;
o.any other defenses, other than a defense of payment or performance in full, as the case may be, of the Obligations;
p.the existence of any claim, setoff, counterclaim, defense or other rights that may be at any time be available to, or asserted by, Guarantor or VICI Parties against Caesars Parties, whether in connection with the Purchase and Sale Agreements, the Obligations or otherwise, except to the extent of any such rights expressly provided to VICI Parties under the Purchase and Sale Agreements (as applicable);
q.the invalidity, illegality or unenforceability of all or any part of the Obligations, or any document or agreement executed in connection with the Obligations (including the Purchase and Sale Agreements) for any reason whatsoever;
r.the unenforceability (for any reason whatsoever) of this Guaranty, including, without limitation, as a result of rejection in any bankruptcy, insolvency, dissolution or other proceeding; or
s.any other circumstances, whether or not Guarantor had notice or knowledge thereof.

(3)Primary Liability. The liability of Guarantor with respect to the Obligations shall be an absolute, direct, immediate, continuing and unconditional guaranty of payment and not of collection, may not be revoked by Guarantor and shall continue to be effective with respect to all of the Obligations notwithstanding any attempted revocation by Guarantor and shall not be conditional or contingent upon the genuineness, validity, regularity or enforceability of the Purchase and Sale Agreements or any other documents or instruments relating to the Obligations, including any person’s lack of authority or lawful right to enter into such document on such person’s behalf, or the pursuit by Caesars Parties of any remedies Caesars Parties may have. Without limitation of the foregoing, Caesars Parties (as applicable) may proceed against Guarantor: (a) prior to or in lieu of proceeding against VICI Parties (as applicable), its assets, any security deposit, or any other guarantor; and (b) prior to or in lieu of pursuing any other rights or remedies available to Caesars Parties (as applicable). All rights and remedies afforded to Caesars Parties by reason of this Guaranty or by law are separate, independent and cumulative, and the exercise of any rights or remedies shall not in any way limit, restrict or prejudice the exercise of any other rights or remedies.
In the event Guarantor is liable hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not VICI Parties is joined therein or a separate action or actions are brought against VICI Parties. Caesars Parties’ rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and Obligations the payment and performance of which are hereby guaranteed have been paid and fully performed.
(4)Obligations Not Affected. In such manner, upon such terms and at such times a Caesars Party in its sole discretion deems necessary or expedient, and without notice to Guarantor, a Caesars Party may: (a) amend, alter, compromise, accelerate, extend or change the time or manner for the payment or the performance of any Obligation hereby guaranteed; (b) extend, amend or terminate the Purchase and Sale Agreements; or (c) release a VICI Party by consent to any assignment (or otherwise) as to all or any portion of the Obligations hereby guaranteed, in each case pursuant to the terms of the Purchase and Sale Agreements. Any exercise or non-exercise by a Caesars Party of any right hereby given a Caesars Party, dealing by a Caesars Party with Guarantor or any other guarantor, a VICI Party or any other person, or change, impairment, release or suspension of any right or remedy of a Caesars Party against any person including a VICI Party and any other guarantor will not affect any of the Obligations of Guarantor hereunder or give Guarantor any recourse or offset against a Caesars Party.

(5)Waiver. With respect to the Purchase and Sale Agreements, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provisions, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies including, but not limited to:
a.any right to require a Caesars Party to proceed against a VICI Party or any other person or to proceed against or exhaust any security held by a Caesars Party at any time or to pursue any other remedy in a Caesars Party’s power before proceeding against Guarantor or to require that a Caesars Party cause a marshaling of a VICI Party’s assets or the assets, if any, given as collateral for this Guaranty or to proceed against a VICI Party and/or any collateral, including collateral, if any, given to secure Guarantor’s obligation under this Guaranty, held by a Caesars Party at any time or in any particular order;
b.any defense that may arise by reason of the incapacity or lack of authority of any other person;
c.notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of VICI Parties, Caesars Parties, any creditor of VICI Parties or Caesars Parties or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Caesars Parties or in connection with any obligation hereby guaranteed;
d.any defense based upon an election of remedies by Caesars Parties which destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against VICI Parties for reimbursement, or both;
e.any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
f.any duty on the part of Caesars Parties to disclose to Guarantor any facts Caesars Parties may now or hereafter know about VICI Parties, regardless of whether Caesars Parties has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of VICI Parties and of all circumstances bearing on the risk of non-payment or non-performance of any Obligations or indebtedness hereby guaranteed;
g.any defense arising because of a Caesars Party’s election, in any proceeding instituted under the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended, reformed or modified from time to time and any rules or regulations issued from time to time thereunder (the “Bankruptcy Code”) of the application of Section 1111(b)(2) of the Bankruptcy Code;
h.any defense based on any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code; and
i.all rights and remedies accorded by applicable law to guarantors, including without limitation, any extension of time conferred by any law now or hereafter in effect and any requirement or notice of acceptance of this Guaranty or any other notice to which the undersigned may now or hereafter be entitled to the extent such waiver of notice is permitted by applicable law.

(6)Information. Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of VICI Parties, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder and agrees that Caesars Parties will not have any duty to advise Guarantor of information regarding such circumstances or risks.

(7)No Subrogation. Until all Obligations of VICI Parties under the Purchase and Sale Agreements have been satisfied and discharged in full, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which Guarantor now has or may hereafter have against VICI Parties or any of a VICI Party’s assets (including any such remedy of Caesars Parties) and any benefit of, and any right to participate in, any security now or hereafter held by Caesars Parties with respect to the Purchase and Sale Agreements.

(8)Agreement to Comply with terms of Purchase and Sale Agreements. Guarantor hereby agrees (a) to comply with all terms of the Purchase and Sale Agreements applicable to it hereunder in respect of the Obligations, (b) that it shall take no action, and that it shall not omit to take any action, which action or omission, as applicable, would cause a breach of the terms of either of the Purchase and Sale Agreements and (c) that it shall not commence an involuntary proceeding or file an involuntary petition in any court of competent jurisdiction seeking (i) relief in respect of VICI Parties or any of its subsidiaries, or of a substantial part of the property or assets of VICI Parties or any of its subsidiaries, under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for VICI Parties or any of its subsidiaries or for a substantial part of the property or assets of VICI Parties or any of its subsidiaries.

(9)Agreement to Pay; Contribution; Subordination; Claims in Bankruptcy. Without limitation of any other right of Caesars Parties at law or in equity, upon the failure of VICI Parties to pay any Obligation when and as the same shall become due, Guarantor hereby promises to and will forthwith pay, or cause to be paid, to Caesars Parties in cash the amount of such unpaid Obligation. Upon payment by Guarantor of any sums to Caesars Parties as provided above, all rights of Guarantor against VICI Parties arising as a result thereof by way of subrogation, contribution, reimbursement, indemnity or otherwise shall be subject to the limitations set forth in this Section 9. If for any reason whatsoever VICI Parties now or hereafter becomes indebted to Guarantor or any affiliate of Guarantor, such indebtedness and all interest thereon shall at all times be subordinate to VICI Parties’ obligation to Caesars Parties to pay as and when due in accordance with the terms of the Purchase and Sale Agreements the Obligations, it being understood that Guarantor and each affiliate of Guarantor shall be permitted to receive payments from VICI Parties on account of such obligations unless any Obligations are due and owing to the Caesars Parties. During any time in which Obligations are due and owing to the Caesars Parties (and provided that Guarantor has received written notice thereof), Guarantor agrees to make no claim for such indebtedness that does not recite that such claim is expressly subordinate to Caesars Parties’ rights and remedies under the Purchase and Sale Agreements. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving a VICI Party as debtor, Guarantor hereby assigns to Caesars Parties any right it may have to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable to Guarantor with respect to debts and liabilities owing by VICI Parties to Guarantor up to the amounts owed to Caesars Parties hereunder.

(10)Intentionally Omitted.

(11)Intentionally Omitted.

(12)Maximum Liability. Guarantor and, by its acceptance of the guarantees provided herein, Caesars Parties, hereby confirms that it is the intention of all such persons that the guarantees provided herein and the obligations of Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guarantees provided herein and the obligations of Guarantor hereunder. To effectuate the foregoing intention, Caesars Parties hereby irrevocably agrees that the obligations of Guarantor under this Guaranty shall be limited to the maximum amount as will result in such obligations not constituting a fraudulent transfer or conveyance.

(13)Release. Guarantor shall automatically be released from its obligations hereunder (i) with respect to Seller Liquidated Damages Amount, upon the consummation of the Closing (as such term is defined in the Purchase and Sale Agreements), (ii) with respect to Guarantor’s Bright Line Commitment Provision Obligations, upon the consummation of the Closing and (iii) with respect to Land Seller’s obligations under Section 7.3 of the Sale Agreement, upon the occurrence of the expiration date of the Survival Period (as such term is defined in the Sale Agreement) (other than with respect to Seller’s NPO Warranties (as such term is defined in the Sale Agreement, which shall survive Closing without limitation of time) and the payment of all PSA Rep Obligations, if any.
(14)Representations and Warranties. Guarantor represents and warrants that as of the date hereof:
a.As of the date of this Guaranty, Guarantor (i) is a limited liability company duly formed, validly existing, and in good standing under the laws of the state of Delaware and (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where the conduct of its business requires such qualification; except where the failure to do so would not reasonably be expected to have a materially adverse effect on Guarantor’s ability to pay the Obligations or perform its other obligations in accordance with the terms hereof.
b.The execution, delivery, and performance of this Guaranty (i) are within Guarantor’s limited liability company powers, (ii) have been duly authorized by all necessary or proper limited liability company action, (iii) are not in contravention of any provision of Guarantor’s certificate of formation or other governing instruments, (iv) will not violate any law or regulations, or any order or decree of any court or governmental instrumentality except for any such violation that would not reasonably be expected to have a material adverse effect on Guarantor’s ability to pay the Obligations or perform its other obligations in accordance with the terms hereof, (v) will not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound , except as would not reasonably be expected to have an adverse effect on Guarantor’s ability to perform its obligations hereunder, and (vi) do not require the consent or approval of any governmental body, agency, authority, or any other person except those already obtained, except as would not reasonably be expected to have an adverse effect on Guarantor’s ability to perform its obligations hereunder. This Guaranty is duly executed and delivered on behalf of Guarantor and constitutes a legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms (subject to any applicable principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights).
c. Guarantor, directly or indirectly, owns one hundred percent (100%) of the membership interests in VICI Parties and by entering into the Purchase and Sale Agreements, Caesars Parties will be conferring a direct and substantial economic benefit on Guarantor.

(15)Intentionally Omitted.

(16)Notices. Any notice, request, demand, consent, approval or other communication required or permitted to be given by either party hereunder to the other party shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by email transmission or by an overnight express service to the following address:

To Guarantor:                    VICI Properties I LLC
c/o VICI Properties Inc.8329 W. Sunset Road, Suite 210
Las Vegas, Nevada 89113
Attention: General Counsel
Email: corplaw@viciproperties.com
To Caesars Parties:                Harrah’s Las Vegas LLC
Eastside Convention Center, LLC
One Caesars Palace Drive
Las Vegas, Nevada 89109
Attention: General Counsel
Email: corplaw@caesars.com
or to such other address as either party may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a business day, or if not, on the first business day after delivery. If delivery is refused, notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by email shall be deemed given only upon an independent, non-automated confirmation from the recipient acknowledging receipt.
(17)Intentionally Omitted.

(18)Miscellaneous.
a.No term, condition or provision of this Guaranty may be waived except by an express written instrument to that effect signed by Caesars Parties and Guarantor. No waiver of any term, condition or provision of this Guaranty will be deemed a waiver of any other term, condition or provision, irrespective of similarity, or constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided. No term, condition or provision of this Guaranty may be amended or modified with respect to Guarantor except by an express written instrument to that effect signed by Caesars Parties.
b.If any one or more of the terms, conditions or provisions contained in this Guaranty is found in a final award or judgment rendered by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions of this Guaranty shall not in any way be affected or impaired thereby, and this Guaranty shall be interpreted and construed as if the invalid, illegal, or unenforceable term, condition or provision had never been contained in this Guaranty.

c.This Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without regard to the principles of conflicts of laws.

d.WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS GUARANTY OR THE RELATIONSHIP OF GUARANTOR AND CAESARS PARTIES HEREUNDER (“PROCEEDINGS”), EACH PARTY IRREVOCABLY (a) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COUNTY OF CLARK, STATE OF NEVADA AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEVADA SITTING IN LAS VEGAS, NEVADA AND (b) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. THE PROVISIONS OF THIS SECTION 18(d) SHALL SURVIVE PAYMENT OF THE OBLIGATIONS OR ANY EARLIER TERMINATION OF THIS GUARANTY. THE PARTIES AGREE THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF NEVADA.

e.EACH OF GUARANTOR AND CAESARS PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY OR THE RELATIONSHIP OF GUARANTOR AND CAESARS PARTIES HEREUNDER. THE PROVISIONS OF THIS SECTION 18(e) SHALL SURVIVE PAYMENT OF THE OBLIGATIONS OR ANY EARLIER TERMINATION OF THIS GUARANTY.

f.In the event of any suit, action, arbitration or other proceeding to interpret this Guaranty, or to determine or enforce any right or obligation created hereby, the prevailing party in the action shall recover such party’s reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees and costs of appeal, post judgment enforcement proceedings (if any) and bankruptcy proceedings (if any). Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such judgment or award such party’s reasonable costs and expenses as provided in this Section 18(f).
g.Guarantor (i) represents that it has been represented and advised by counsel in connection with the execution of this Guaranty; (ii) acknowledges receipt of a copy of the Purchase and Sale Agreements; and (iii) further represents that Guarantor has been advised by counsel with respect thereto. This Guaranty shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against Guarantor or Caesars Parties, and as a whole, giving effect to all of the terms, conditions and provisions hereof.

h.Except as provided in any other written agreement now or at any time hereafter in force between Caesars Parties and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Caesars Parties with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof will be binding upon Caesars Parties or Guarantor unless expressed herein.

i.All stipulations, obligations, liabilities and undertakings under this Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Caesars Parties and to the benefit of Caesars Parties’ successors and assigns.

j.Whenever the singular shall be used hereunder, it shall be deemed to include the plural (and vice-versa) and reference to one gender shall be construed to include all other genders, including neuter, whenever the context of this Guaranty so requires. Section captions or headings used in this Guaranty are for convenience and reference only, and shall not affect the construction thereof.

k.This Guaranty may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

l.All words in this Guaranty shall be deemed to include any number or gender as the context or sense of this Guaranty requires. The words “will,” “shall,” and “must” in this Guaranty indicate a mandatory obligation. The use of the words “include,” “includes,” and “including” followed by one (1) or more examples is intended to be illustrative and is not a limitation on the scope of the description or term for which the examples are provided. The words “day” and “days” refer to calendar days unless otherwise stated. The words “hereof”, “hereto” and “herein” refer to this Guaranty, and are not limited to the section, paragraph or clause in which such words are used.

IN WITNESS WHEREOF, this Guaranty has been executed as of the date first written above.
[Signature Page to Follow]

GUARANTOR:
VICI PROPERTIES I LLC
a Delaware limited liability company

By: _____/s/ John Payne___________
Name: _____John Payne___________
Title: ____President and Secretary___

CAESARS PARTIES:
HARRAH’S LAS VEGAS, LLC,
a Nevada limited liability company

By:__/s/ Eric Hession_____________________
Name: Eric Hession
Title: Treasurer

EASTSIDE CONVENTION CENTER, LLC,
a Delaware limited liability company

By:___/s/ Eric Hession____________________
Name: Eric Hession
Title: Treasurer